Exhibit 5.1

Crown LNG Holdings Limited 3rd Floor 44 Esplanade Jersey JE4 9WG	D: +44 1534 514239
E alexander.curry@ogier.com
Reference: AAC/JKG/ 510742.000010

24 February 2025

Crown LNG Holdings Limited (the Company) - Registration under the US Securities Act of 1933, as amended (the Securities Act)

1	Background

1.1

In connection with the Company’s Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-282396) (as amended, the Registration Statement), filed by the Company on February 18, 2025 with the United States Securities and Exchange Commission (the SEC) pursuant to the United States Securities Act of 1933, as amended (the Securities Act), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.

1.2	The Registration Statement relates to the registration by the Company under the Securities Act of:

up to an aggregate of 488,030,425 ordinary shares of no par value in the capital of the Company (including 7,346,632 ordinary shares of no par value issuable upon exercise of the Company warrants by holders thereof (as defined below) (the Shares).

1.3

In this opinion, “non-assessable” means, in relation to a Share, that the consideration for which the Company agreed to issue that Share has been or will be paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.

Ogier (Jersey) LLP 44 Esplanade St Helier Jersey JE4 9WG T +44 1534 514000 F +44 1534 514444 ogier.com	Partners Raulin Amy James Angus James Campbell Alexander Curry Richard Daggett Simon Dinning Katrina Edge Damian Evans James Fox	Amy Garrod Josephine Howe Jonathan Hughes Niamh Lalor Kate McCaffrey Edward Mackereth Bruce MacNeil Katharine Marshall Matt McManus	Rebecca McNulty Steven Meiklejohn Oliver Passmore Nathan Powell Sophie Reguengo Oliver Richardson Bruce Scott Henry Wickham Nicholas Williams

Registered as a limited liability partnership in Jersey. Registered number 99.

2	Documents examined

2.1	For the purposes of giving this opinion, we have examined and relied upon such documents as we deem appropriate, including the following documents:

(a)	the Registration Statement;

(b)	the Company’s memorandum and articles of association in force as at the date hereof;

(c)	the Company’s certificate of incorporation;

(d)

a consent to issue shares dated 31 July 2023 issued to the Company by the Jersey Financial Services Commission (the JFSC) under the Control of Borrowing (Jersey) Order 1958, as amended (the COBO) (the Share COBO Consent); and.

(e)	a consent to issue warrants dated 13 June 2024 issued to the Company by the JFSC under the COBO (together with the Share COBO Consent, the COBO Consents).

2.2

For the purposes of this opinion, we have, with the Company’s consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

3	Assumptions

In giving this opinion we have relied upon the assumptions set out below without having carried out any independent investigation or verification in respect of such assumptions:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

(b)	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)	that the Company has received or will receive in full the consideration for which the Company agreed to issue the Shares;

(d)	that words and phrases used in the Registration Statement have the same meaning and effect as they would if the Registration Statement were governed by Jersey law;

(e)	that no other event occurs after the date hereof which would affect the opinions herein stated;

(f)	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder;

(g)

the Company’s entry into the transaction documents referred to in the Registration Statement relating to the Company’s issuance of the Shares (or assumption of the Company warrants) will be validly authorised and approved (and where necessary ratified) by the directors of the Company; and

(h)	there has been no amendment to the COBO Consents.

4	Opinion

As a matter of Jersey law, and on the basis of and subject to the foregoing assumptions and the qualification below, we are of the following opinion:

(a)	the Company has been duly incorporated and is validly existing under the laws of Jersey;

(b)	the Shares to be issued by the Company as contemplated by the Registration Statement have been duly authorised for issue; and

(c)	the Shares, when issued by the Company in accordance with the terms set out in the Registration Statement, will be validly issued, fully paid and non-assessable.

5	Qualification

This Opinion is subject to the following qualification, namely that the obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.

6	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2

This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3

We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of the Opinion that might affect the opinions expressed herein.

6.4

We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

Ogier (Jersey) LLP

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